                                                                    EXHIBIT 23.1
                                                                    ------------

                         Consent of Independent Auditors

We consent to the use of our report dated February 6, 2003, with respect to the consolidated balance sheets of Sigma Aldrich Corporation as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference.

Our report refers to a change in accounting for goodwill and other intangible assets.


/s/KPMG LLP
St. Louis, Missouri
May 6, 2003